UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

Lifeline Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-51069	20-1591429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On January 18, 2006, Lifeline Systems, Inc. (“Lifeline”) entered into an Agreement and Plan of Merger (the “Agreement”) with Koninklijke Philips Electronics N.V., a company incorporated in The Netherlands (“Philips”), and DAP Merger Sub, Inc., a Massachusetts corporation and an indirect, wholly owned subsidiary of Philips (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Lifeline, with Lifeline continuing after the merger as the surviving corporation and as an indirect wholly owned subsidiary of Philips (the “Merger”). At the effective time of the Merger, each issued and outstanding share of common stock, par value $0.02 per share, of Lifeline (“Lifeline Common Stock”) will be converted into the right to receive $47.75 in cash. Also, at the effective time of the Merger, each outstanding option to purchase Lifeline Common Stock, whether vested or unvested, will be terminated and cancelled in consideration for a cash payment equal to the product of (1) the excess of $47.75 over the exercise price for the option multiplied by (2) the number of shares subject to the option.

The Merger is expected to close in the second quarter of 2006, subject to, among other things, regulatory clearance, approval of Lifeline’s shareholders, and other customary closing conditions. The Merger has been unanimously approved by Lifeline’s Board of Directors.

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Important Additional Information Will Be Filed with the SEC

Lifeline plans to file with the Securities and Exchange Commission and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Lifeline, Philips, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Lifeline and Philips through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Lifeline by contacting Investor Relations, Lifeline Systems, Inc., 111 Lawrence Street Framingham, MA 01702, (508) 988-1000.

Lifeline and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Agreement. Information regarding Lifeline’s directors and executive officers is contained in Lifeline’s Annual Report on Form 10-K for the year ended December 31, 2004, its Current Report on Form 8-K dated February 8, 2005, its proxy statement dated April 5, 2005, its Current Report on Form 8-K dated August 18, 2005, its Current Report on Form 8-K dated December 13, 2005, and its Current Report on Form 8-K dated January 10, 2006, which are filed with the SEC. As of January 16, 2006, Lifeline’s directors and executive officers and their affiliates beneficially owned approximately 2,531,805 shares, or 16.75%, of Lifeline’s common stock. All outstanding options for Lifeline common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $47.75 per share purchase price. In addition, in connection with the execution of the Agreement, Ronald Feinstein, Lifeline’s President and Chief Executive Officer, entered into an Employment Agreement with a wholly owned subsidiary of Philips. A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.

Safe Harbor for Forward-Looking Statements

Statements in this report regarding the proposed transaction between Philips and Lifeline, the expected timetable for completing the transaction, financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Philips or Lifeline managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: shareholders could not vote to approve the transaction; regulatory approvals might not be obtained; the ability to consummate the transaction, and the other factors described in Lifeline’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent quarterly report filed with the SEC. Lifeline disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this report.

Item 8.01.	Other Events

Reference is made to Lifeline’s press release dated January 19, 2006 announcing the Merger, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The Exhibits to this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELINE SYSTEMS, INC.

Date: January 19, 2006	By:	/s/ MARK G. BEUCLER
Mark G. Beucler
Vice President, Finance, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 18, 2006, among Lifeline Systems, Inc., Koninklijke Philips Electronics N.V. and DAP Merger Sub, Inc.

99.1	Press release dated January 19, 2006